Exhibit 99.1

           Navigators Elects Tom Forrester to Its Board of Directors

    NEW YORK--(BUSINESS WIRE)--Sept. 13, 2006--The Navigators Group, Inc. (NASDAQ:NAVG) announced that W. Thomas Forrester was elected today to the Board of Directors of The Navigators Group, Inc. Mr. Forrester is currently the Chief Financial Officer of Progressive Corporation.

    Mr. Forrester began his career at Price Waterhouse in 1976 and worked in the audit and consulting areas until 1984. Since 1984, Mr. Forrester has held a series of increasingly senior financial and operating positions at Progressive Corporation and has been Chief Financial Officer since l999.

    The Navigators Group, Inc. is an international insurance holding company with insurance company operations, underwriting management companies, and operations at Lloyd's of London. Headquartered in New York City, Navigators has offices in major insurance centers in the United States, the United Kingdom and Belgium.

    CONTACT: The Navigators Group, Inc.
             Paul J. Malvasio
             Executive Vice President and Chief Financial Officer
             914-933-6088
             pmalvasio@navg.com
             www.navg.com